ERNST & YOUNG LLP
                             515 South Flower Street
                          Los Angeles, California 90071
                               Phone: 213 977 3200


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information" in Post-Effective Amendment No. 52 under the Securities Act of 1933 and Amendment No. 53 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A), No. 33-12213) and related Prospectus and Statement of Additional Information of Professionally Managed Portfolios and to the incorporation by reference therein of our reports dated July 31, 1998, with respect to the financial statements and financial highlights of Boston Balanced Fund, U.S. Global Leaders Growth Fund, and Leonetti Balanced Fund, included in their respective Annual Reports for the year ended June 30, 1998 filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Los Angeles, California
October 15, 1998